Exhibit 10.8

REDACTED

EXECUTION COPY

KGen Murray I and II LLC

1330 Post Oak Boulevard

Suite 1500

Houston, TX  77056

Attn.. James Sweeney

Re:                             Letter Agreement (“Letter Agreement”)

Gentlemen:

This Letter Agreement with its Attachments A (Contract for Sales Transaction), B (NAESB Contract) and C (Special Provisions to NAESB Base Contract) will confirm the agreement of our respective companies to execute a transaction (the “Sale Transaction”) whereby Sequent Energy Management, L.P. (“Seller”) will supply and sell, and KGen Murray I and II LLC (“Buyer”), a subsidiary of KGen LLC (“KGen”), will receive and buy certain quantities of natural gas to supply the Murray Power Generation Facility Unit No. 1, located in Murray County, Georgia (“Murray I”).  The Sale Transaction shall be consummated in accordance with, and subject to, the terms and conditions set forth in this Letter Agreement.  Buyer and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties”).

1.                                       Contract.  The Sale Transaction shall be made in accordance with this Letter Agreement, the “Contract for Sales Transaction” attached hereto as Attachment “A”, the NAESB Contract attached as Attachment “B” (the “Base Contract”) and the Special Provisions to the NAESB Contract attached as Attachment “C” (the Base Contract and the Special Provisions thereto are referred in this Agreement as the “NAESB Agreement”, and this Letter Agreement and the “Contract for Sales Transaction” attached hereto as Attachment “A” (collectively, the “Confirmation”) constitute a “Transaction Confirmation” under the NAESB Agreement). To the extent there is any conflict between the NAESB Agreement and the Confirmation, the Confirmation shall control.  References to “this Agreement” shall be deemed to be a reference to the integrated contract formed by that NAESB Agreement and the Confirmation.

2.                                       Confidentiality.  The existence of this Agreement and its contents are intended to be confidential and are not to be discussed with or disclosed to any third party, except (i) to Georgia Power Company in connection with the Contract for the Purchase of Firm Capacity and Energy dated June 3, 2002, between Georgia Power Company and Buyer (as successor in interest to Duke Energy Southeast Marketing, LLC pursuant to that certain assignment and assumption agreement dated August 5, 2004), as amended by that certain consent and amendment dated July 16, 2004, relating to the Murray I plant (the “Murray I PPA”), (ii) to the lenders to KGen or Buyer, (iii) with the express prior written consent of the other Party hereto and (iv) as may be required or appropriate in response to any summons, subpoena or discovery order or to comply with any applicable law, order, regulation or ruling.

3.                                       Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Texas.

Each Party to this Agreement represents and warrants that it has full and complete authority to enter into and perform this Agreement.  Each person who executes this Agreement on behalf of either Party represents and warrants that such Party has full and complete authority to do so and that such Party will be bound thereby.

If the terms and conditions of this letter are in accord with your understanding, please sign, and return the enclosed counterpart of this letter, no later than September 28, 2004, after which date, if not received, this Agreement shall be null and void.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their proper officers duly authorized in that behalf, as of the day and year first above written.

Very truly yours,

SEQUENT ENERGY MANAGEMENT, L.P.

		By:	/s/ RICHARD T. O’BRIEN

		Name:	Richard T. O’Brien

		Title:	CEO

AGREED AND ACKNOWLEDGED
this day of , 2004

KGEN MURRAY I AND II LLC

By:	/s/ GERALD K. LINDNER

Name: G.K. Lindner

Title: CEO

Attachment “A”

Contract for Sales Transaction

Transaction:                             Term Natural Gas Supply to Murray 1 Plant

Seller:                                                                Sequent Energy Management, L.P.

Buyer:                                                             KGen Murray I and II LLC

Buyer

Guarantor:                                        KGen LLC (“KGen”)

Delivery

Point:                                                                 Any receipt point on East Tennessee Natural Gas (“ETNG”) into the transportation contracts to which Buyer is a party.  In the event the Facility interconnects with a pipeline other than ETNG, Seller may make deliveries to the Facility off the new pipeline interconnect.

Facility:                                                      Murray Power Generation Station No. I, located in Murray County, Georgia

Pipelines:                                             All deliveries will be made to the Delivery Point for further delivery to the Facility.  It is intended that such deliveries will be made from upstream sources from Southern Natural Gas (SNG), Tennessee Gas Pipeline (TGP), Texas Eastern Transmission (Tetco), and Transcontinental Gas Pipeline (Transco)

Service:                                                      Firm service will be provided for volumes up to 85,106 dt/day to serve the Facility pursuant to KGen’s or Buyer’s firm transportation contracts with ETNG as described immediately below.  Interruptible service will be provided for volumes above 85,106 dt/day.  Seller’s delivery obligation is contingent upon Seller being appointed KGen’s or Buyer’s agent under the transportation contracts of KGen or Buyer described below.

Transportation Contracts:

The following ETNG transportation contracts and any others which may be added from time to time by K-Gen or Buyer:

Contract #410057, #410018, #410098, #410059, #410063

Buyer shall remain responsible for delivery from the Delivery Point to the Facility with Seller being made Buyer’s nomination and confirmation agent for Buyer’s firm, interruptible, and balancing contracts on ETNG.

Term:                                                                  Three years beginning June 1, 2005 through May 30, 2008 with evergreen annual rollover unless either party gives at least 90 days written notice prior to June 1,  2008 and each June 1 thereafter; provided, however, that Buyer shall be permitted to terminate this Agreement early without liability (other than for amounts then due and owing) on June 1, 2007 if Georgia Power Company makes a tolling election under Section 12.5 of the Murray I PPA and the Buyer shall provide the Seller written notice of such election promptly upon receipt from Georgia Power Company.

Commitment:                           Seller, as agent for Buyer under the referenced Transportation Contracts, will provide full requirements delivered firm for amounts of natural gas not to exceed *****.  Seller will provide interruptible delivered service for amounts above ***** as reflected below during the Term.  Buyer and Seller recognize that the firm receipt point entitlements into Buyer’s firm ETNG Transportation Contracts are referenced in the attached Exhibit ’A’.

Pricing:                                                        Volumetric Charge: ***** on all quantities scheduled to the Delivery Point

Commodity Charge

Commodity Charge for Day-ahead Swing Up Volumes:  Buyer shall request swing up volumes by ***** prior to flow in which case the Buyer shall receive ***** price ***** plus the Volumetric Demand Recovery plus Adders.

Commodity Credit for Day-ahead Swing Down Volumes: Buyer may request that Seller purchase volumes previously scheduled but ultimately not needed by Murray I with notification of such swing down volumes provided no later than ***** prior to flow.  If Seller elects to purchase such volumes, Buyer shall receive the ***** price *****.

Commodity Charge and Credit for Intra-day Swing up and Swing Down Volumes:  Buyer’s request for intra-day volumes shall be made no later than ***** prior to intra-day cycle deadlines.  The price for intra-day volumes shall be at ***** price. In the event Buyer and Seller cannot agree on an Intra-Day Swing Up or Swing Down Price, Seller shall be under no further obligation to supply intra-day Swing Up volumes or purchase from Buyer intra-day Swing Down Volumes.

Base load Volumes: As an alternative to day-ahead or intra-day volumes, Buyer may purchase base load volumes at Buyer’s option either at:

(1) ***** for the applicable point of receipt (as needed to meet delivery requirements at the Delivery Point and *****

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plus the *****  (Baseload volumes will be designated for a ratable daily quantity for the prompt month, provided that Seller receives notification prior to *****; or

(2) ***** for the applicable point of receipt (as needed to meet delivery requirements at the Delivery Point and ***** plus the *****  (Baseload volumes will be designated for a ratable daily quantity for the prompt month, provided that Seller receives notification prior to *****.

In the event that ***** and Buyer desires a fixed price, Buyer and Seller will agree to a fixed price no later than *****.  In the event that Gas Daily does not publish an index for *****, Buyer and Seller will agree to a fixed price no later than ***** prior to flow.

In the event Buyer elects to reduce baseload volumes during a month, Buyer must notify Seller by ***** prior to the flow date corresponding to the reduction in baseload volumes. For any notice received by Seller after this time, the ***** shall apply. Seller shall invoice Buyer for the entire baseload quantities originally scheduled as if such volumes were fully delivered during the month; however, Seller will credit Buyer’s invoice in an amount equal to the aggregate amount of (a) the ***** multiplied by (b) the *****.

Triggering: Buyer has the right to trigger all or part of Murray I’s natural gas requirements at ***** at any time for ***** but not after *****.  Buyer may only trigger such forward purchases after Buyer and Seller have executed a credit arrangement that covers margining, such agreement to be in form and substance that is mutually agreeable to Buyer and Seller.

Transportation Charges

ETNG Volumetric and Reservation Charges: Seller will act as Buyer’s Agent for Buyer’s ETNG Transportation Contracts.  Buyer shall maintain responsibility for paying all ETNG volumetric and reservation charges directly to ETNG.  Buyer shall be required to make such agency

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designation with ETNG in a timely manner to allow Seller to fulfill its obligations.  Seller shall have no obligation to deliver or liability to Buyer for any failure to deliver if Buyer fails to timely pay such charges and/or make such agency designation.

Volumetric Demand Recovery for Upstream Pipelines:  Seller as full requirements provider shall maintain a number of transportation options to provide the contract quantities into ETNG for delivery thereafter to Murray I pursuant to Buyer’s ETNG Transportation Contracts.  Seller will use the following table to recover the value of upstream pipeline transportation charges, plus Adders, scheduled to the Delivery Point.

Murray I Firm Deliveries

Pipe	Percentage	Volumetric Demand Recovery	Adders
SNG Zn 0 - Zn 3	*****	*****	*****
Tetco Ela – Mt. Pleasant (M1)	*****	*****	*****
TGP Zn 1 – Zn 1	*****	*****	*****

This Demand recovery shall be on a volumetric basis and shall only be charged on quantities purchased.

*****: Seller will include in its ***** to Buyer the ***** Changes in ***** will be passed through beginning with the effective month.  Changes in the rates applicable to the Transportation Contracts shall be passed through beginning with the effective month.

Example Pricing

*****

Savings to Buyer:

Seller will seek to deliver the commodity on the lowest cost transportation path available.   Seller will also seek to remarket any unused firm transportation capacity.   *****

Forecasts:                                         Buyer will provide to Seller each morning by 8:00 a.m. a forecast of the Murray I natural gas requirements for the current day and following seven (7) days.

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Imbalance and Penalty Management:

Seller and Buyer will undertake to minimize any adverse financial impact resulting from an imbalance cash out, or Operational Flow Order (“OFO”), or MAD penalty mechanism on the ETNG system (as specified in Section 7 of the LMS-MA Rate Schedule (MAD Service Charge) and Section 14 of the ETNG GT&C’s) utilizing all the means and information available at the time.  To the extent permitted by applicable Law, Seller and Buyer agree to routinely exchange information on both plant and pipeline operating conditions.  Should a Preliminary Notice of OFO or actual OFO be issued, Seller and Buyer agree to timely take any reasonable actions to mitigate any escalation of the OFO into an Action Alert (with associated penalties for non-compliance).  Seller and Buyer agree to take immediate action to avoid Balancing Alerts and related penalty.  In the event that a MAD Service Charge is issued, Seller and Buyer agree to take immediate action to prevent a Service Charge and related Commodity Charge.  Seller will notify Buyer of any of the above orders as soon as practicable after such information is made available to Seller.  Should such financial penalty result from an Action Alert, Balancing Alert or MAD Service Charge, the party responsible for the penalty shall pay the penalty, or be reimbursed for such payment, in a timely manner.

Financial Security:

Terms used but not defined in this Section shall have the meanings ascribed to them in that certain Depositary Agreement dated as of August 5, 2004 by and among KGen and its subsidiaries, The Bank of New York, and other parties named therein (as amended, restated, supplemented and in effect from time to time, the “Depositary Agreement”).  The Parties hereto further agree and acknowledge that Seller is a “Fuel Provider” and that this Agreement is a “Fuel Provider Agreement” as such terms are used in the Credit Agreement and the Depositary Agreement.

1.                                       (a)                                  In addition to any and all rights of Seller to demand and receive Adequate Assurance of Performance pursuant to the NAESB Agreement, as security for Buyer’s payment obligations under this Agreement and as a condition precedent to Seller’s obligation to make deliveries of natural gas to Buyer pursuant to this Agreement, Buyer, in accordance with Section 6.05 of the Depositary Agreement, hereby irrevocably ASSIGNS, PLEDGES, HYPOTHECATES, CONVEYS, SETS OVER AND TRANSFERS unto Seller, and does hereby GRANT to Seller a continuing first priority lien on and security interest in, all of such party’s right, title and interest in, to and under the following property, assets and revenues, whether now owned or hereafter from time to time acquired and whether now existing or in the future coming into existence: (i) *****  under the

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***** and (ii) all proceeds of any and all of the foregoing.

(b)                                 Buyer will not restructure or amend the Murray I PPA so as to render payments thereunder anything other than Non-Distinguishable PPA Revenues or to render this Agreement anything other than a Fuel Provider Agreement.

(c)                                  Buyer agrees to, and to cause and KGen to, in accordance with Section 6.05 of the Depositary Agreement, assign, pledge, hypothecate, convey, set over and transfer unto the Collateral Agent for the benefit of Seller, and to grant to Seller a continuing first priority lien on and security interest in, all of such party’s right, title and interest in, to and under the following property, assets and revenues, whether now owned or hereafter from time to time acquired and whether now existing or in the future coming into existence: (i) the Receipt Account, and any and all credits and other balances of account carried thereto or carried therein or transferred thereto, and any and all property deposited or required to be deposited therein from time to time, or credited or required to be credited to the Receipt Account, in each case only to the extent that the foregoing constitutes the Murray Pledged Revenues associated with the Murray Pledged Receivables and (ii) any and all instruments, investment property, financial assets and general intangibles on deposit in or related to any of the foregoing to the extent the same constitute the proceeds of the Murray Revenues associated with the Murray Pledged Receivables.

(d)                                 For purposes of defining terms herein which are not defined in this Agreement or in the Depositary Agreement, the following definitions shall apply:

“Credit Agreement” means that certain Credit Agreement, dated as of August 5, 2004 by and among KGen, as borrower, the financial institutions from time to time parties thereto, Buyer, the other guarantors party thereto and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent, sole lead arranger and sole book runner thereunder and as Collateral Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Fuel Costs” means, with respect to each Fuel Provider, on any date, the aggregate amount of unpaid costs for or directly relating to fuel (including all applicable commodity, transportation, taxes, and associated procurement charges) purchased by such Fuel Provider through such date under its respective Fuel Provider Agreement.

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“Fuel Provider” means any Power Marketing Provider or other Person (including financial institutions) that procures fuel or otherwise arranges to acquire fuel on its own account (or account of a Person other than a Borrower Party) for the benefit of any Project Company pursuant to a Fuel Provider Agreement.

“Fuel Provider Agreement” means any agreement for the sale of fuel, which may include Power Marketing and Fuel Procurement Agreements, pursuant to which the payment for fuel procured for a Project Company is made by the counterparty of such agreement on its own account or account of a Person other than a Borrower Party (and not the account of a Project Company) and any energy payment from the sale of energy generated from such fuel is paid to a Project Company and not such counterparty.  For the avoidance of doubt, any Power Marketing and Fuel Procurement Agreement which provides for the counterparty thereunder to net its fuel purchases in respect of a Project from power purchase agreement-revenues from the sale of power generated from such Project shall not constitute a Fuel Provider Agreement.

“Murray Pledged Revenues” means energy payments made by a Payor under the Murray I PPA or a Subject Murray PPA to the extent that any such payments constitute Murray Pledged Receivables.

“Pledged Energy Payment Receivables” means, with respect to any given energy payment receivables outstanding in favor of a Project Company, on any date, the portion of such energy payment receivables outstanding in favor of such Project Company equal to the Fuel Costs incurred in respect of such receivables for energy sales from its respective Project (excluding for the avoidance of doubt any capacity or similar payments not calculated by reference to the cost of fuel) that have been pledged by such Project Company to any Fuel Provider to secure such Fuel Provider’s Fuel Costs pursuant to a Fuel Provider Agreement entered into with such Project Company (or a Borrower Party on behalf of such Project Company).

“Power Marketing and Fuel Procurement Agreements” means an agreement or agreements relating to power marketing and fuel procurement services entered into in accordance with Section 6.02(p).

“Section 6.02(p):

Power Marketing and Fuel Procurement and O&M Agreements.

“Within ninety (90) days of the Funding Date, each Project Company owning or leasing a Material Project shall enter into (A) a Power Marketing and Fuel Procurement Agreement consistent with the Energy

Marketing and Fuel Procurement Criteria and (B) an O&M Agreement consistent with its obligations under the Project Agreements to which it is a party, in each case, on terms and conditions reasonably satisfactory to the Administrative Agent and with a creditworthy counterparty with significant industry experience satisfactory to the Administrative Agent, in each case, such approval not to be unreasonably withheld; provided, however, that the Administrative Agent shall be deemed to have approved of any Power Marketing and Fuel Procurement Agreement and O&M Agreement submitted to it for review if the Administrative Agent fails to provide comments or a response to Borrower or the applicable Project Company within five (5) Business Days of the date upon which the Administrative Agent received a copy of any such proposed agreement for review and approval.  With regards to Murray, the Power Marketing and Fuel Procurement Agreement shall include, among other things, provisions that permit the Murray Project Company to satisfy its obligations under the Murray-1 PPA, that are not materially inconsistent with the fuel pricing provisions of the Murray-1 PPA and that take into consideration, for purposes of maximizing pass through of all fuel costs, the fuel pricing and delivery points that determine the “Monthly Fuel Charges” (as defined in the Murray-1 PPA).  Within one hundred and eighty (180) days of the date on which a Peaker is taken out of lay-up status and resumes normal operations, each Operational Peaker that is not otherwise covered by the terms of a then existing Power Marketing and Fuel Procurement Agreement or Non-Murray O&M Agreement shall enter into, as applicable, a Power Marketing and Fuel Procurement Agreement and shall enter into a Non-Murray O&M Agreement adequate for purposes of operating and maintaining such Operational Peaker in accordance with Prudent Engineering and Operating Practice, which agreements may be terminated at any time if the applicable Operational Peaker ceases normal operation.”

2.                                       The parties acknowledge (and Buyer agrees to cause the Collateral Agent to acknowledge) that: (a) Murray Pledged Revenues constitute the “Fuel Provider Portion of the Non-Distinguishable PPA Revenues” for purposes of the Depositary Agreement and (b) the Murray Pledged Receivables constitute “Pledged Energy Payment Receivables” under the Depositary Agreement.

3.                                       The Buyer agrees to cause KGen to guarantee payment of all amounts due and owing by Buyer to Seller pursuant to this Agreement through the execution and delivery to Seller of a mutually agreeable guaranty agreement.

4.                                       The Buyer hereby authorizes the filing of (and agrees to cause KGen to authorize the filing of) all financing statements in connection with the assignment, lien and security interest herein agreed to be granted and agrees, as a condition to Seller’s obligation to make deliveries of natural gas to Buyer pursuant to this Agreement, to promptly execute and deliver, and to cause to be executed and delivered to Seller by the Depositary, the Collateral Agent, and others, from time to time, all security agreements, control agreements, guaranty agreements, intercreditor agreements, subordination agreements, releases, termination statements, notices, consents, acknowledgements, filings and other agreements, instruments and documents, and amendments thereto reasonably deemed necessary by Seller to create, perfect, protect and evidence such assignment and such first-priority security interest and lien and to give full effect to the intent and provisions of this Financial Security section of this Agreement, all of which shall be in form and substance acceptable to Seller in its sole discretion, including, but not limited to, any security agreement and/or intercreditor agreement between Buyer, the Collateral Agent and Seller as necessary to comply with the requirements of Section 6.05 of the Depositary Agreement.

5.                                       In addition to the foregoing, in accordance with Section 3.01(a) of the Depositary Agreement, Buyer hereby irrevocably agrees to promptly deposit, and to cause each other applicable Borrower Party to promptly deposit, the Murray Pledged Revenues associated with the Murray Pledged Receivables into the Receipt Account maintained pursuant to the Depositary Agreement.  In addition, Buyer hereby irrevocably directs, and agrees to irrevocably direct and to cause each other Borrower Party to irrevocably direct, Georgia Power and each other Payor to remit to the Receipt Account the Murray Pledged Revenues associated with Murray Pledged Receivables and all other payments due to Buyer under the Murray I PPA or any other Subject Murray Agreement; provided that, to the extent that any Payor under the Murray I PPA or any other Subject Murray Agreement agrees to bifurcate payment of energy payments from capacity payments, only energy payments shall be required to be made into the Receipts Account in accordance with this sentence.

6.                                       The Buyer agrees to cause the Depositary and the Collateral Agent to execute an agreement with the Seller providing:

(a)                                  that upon each deposit of Murray Pledged Revenues into the Receipt Account, and delivery to the Depositary and the Collateral Agent of a copy of the relevant invoice for natural gas purchased under this Agreement at the time such invoice is delivered to the Buyer,

(i)                                     the Depositary shall transfer from the Receipt Account to Seller’s Fuel Provider Account (the “Sequent Account”) by wire transfer an amount equal to the amounts owed to Seller for natural gas purchased under this Agreement as shown on such invoice, but without the necessity of receiving any further instruction from Buyer or the Receipt Account Transfer Direction for such transfer (which shall nevertheless be provided to the Depositary at the time required by the Depositary Agreement); provided, however, that the Depositary shall not be required to make any such transfer if

(x)                                   Buyer, within the later to occur of (A) two Business Days after each deposit into the Receipt Account of Murray Pledged Revenues and (B) 10 days after Buyer’s receipt of Seller’s invoice (such period, the “Review Period”), notifies the Depositary and Seller in writing that Buyer in good faith disputes all or any portion of the amount shown on such invoice, in which case the Depositary shall transfer only the undisputed amount of such invoice and the dispute shall be resolved by Seller and Buyer in the manner and within the times provided elsewhere in this Agreement for the resolution of disputes, or

(y)                                 the Collateral Agent, acting in good faith, delivers to the Depositary and Seller in accordance with this paragraph 6 a written Notice of Objection (as defined in the Depositary Agreement) on or before the tenth day after delivery of the Seller’s invoice to Buyer and the Collateral Agent, in which case the Depositary shall transfer only the undisputed amount of such invoice and the dispute shall be resolved by Seller and Buyer in the manner and within the times provided elsewhere in this Agreement for the resolution of disputes;

and

(ii)                                  subject to the dispute rights of Buyer and Seller set out above, the Depositary shall effect each such transfer on the Business Day immediately following the last day of the Review Period; and

(b)                                 for a present, irrevocable instruction by the Buyer to the Depositary to make all transfers of the type described in clause (a).

The Collateral Agent may deliver a Notice of Objection with respect to an invoice only if the Collateral Agent reasonably believes in good faith that such invoice is fraudulent, erroneous or otherwise defective.  Each Notice of Objection shall state the invoice with respect to which it is delivered, the reason for the objection and shall state the portion, if any, of the amount shown on the relevant invoice that is disputed.

7.                                       Buyer agrees and acknowledges that it does not have, and shall not ever have or claim to have, any legal or equitable right or claim to any amount in the Sequent Account, except to the extent the amounts deposited therein may be in excess of the total amount then due and owing to Seller under this Agreement.

8.                                       All fees and charges of the Depositary, and all other obligations and liabilities, associated with the Receipt Account shall be the responsibility of Buyer, and Seller shall have no liability therefor.

9.                                       KGen and Buyer shall deliver to Seller:

(i)                                     concurrently with the delivery of any instructions by any Borrower Party to a counterparty under the Murray I PPA or any other Subject Murray Agreement, a copy of such instructions, together with such counterparty’s acknowledgement of receipt thereof and consent thereto;

(ii)                                  within one Business Day of Buyer’s receipt thereof from the Depositary, notice of each deposit into the Receipt Account with respect to the Murray Pledged Receivables and the Murray Pledged Revenues and each transfer from the Receipt Account into the Sequent Account;

(iii)                               concurrently with Buyer’s delivery thereof to the Depositary, copies of all Receipt Account Transfer Directions with respect to the Sequent Account;

(iv)                              promptly upon delivery thereof by Buyer, copies of all information required to be provided by Buyer to the Depositary pursuant to Section 3.02 or 3.04 of the Depositary Agreement, solely as such information relates to (i) the Receipt Account, (ii) the Sequent Account, and (iii) the Murray Pledged Revenues associated with the Murray Pledged Receivables and all energy payment receivables from any and all other purchasers of capacity and/or energy from the Murray I plant for which natural gas is purchased under this Agreement;

(v)                                 promptly upon receipt thereof by Buyer, copies of all notices and other information required to be provided by Depositary under Section 3.03(b) of the Depositary Agreement, solely as such notices and other information relate to (i) the Receipt Account, (ii) the Sequent Account or (iii) the Murray Pledged Revenues associated with the Murray Pledged Receivables and all energy payment receivables from any and all other purchasers of capacity and/or energy from the Murray I plant for which natural gas is purchased under this Agreement; and

(vi)                              promptly upon receipt thereof by Buyer, a copy of each Default Notice and each Rescission Notice received by Buyer pursuant to Section 4.14 of the Depositary Agreement.

10.                                 Buyer agrees with Seller, and shall cause KGen, the Depositary and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Collateral Agent for certain Secured Parties, to agree with Seller, not to amend, modify, restate or supplement Article III or Section 6.05 of the Depositary Agreement (solely as such Article or Section relates to (i) the Receipt Account, (ii) the Sequent Account, (iii) deposits to either such account, (iv) transfers from or to either such account, (v) instructions related to any of the matters listed in clauses (i) through (iv), inclusive, preceding, (vi) the Murray Pledged Revenues associated with the Murray Pledged Receivables, (vii) the security interests granted or to be granted Seller in accordance with Section 6.05 of the Depositary Agreement, or (viii) any other matters addressed in this Financial Security Section) without the prior written consent of Seller, which Seller shall be free to withhold in its discretion.

11.                                 In the event that Georgia Power Company or any other Payor does not make timely payment to Buyer under the Murray I PPA or any other Subject Murray Agreement, Buyer shall utilize its commercially reasonable efforts to immediately enforce the payment and all other applicable provisions of the Murray I PPA or such other Subject Murray Agreement; provided, however, that Buyer’s inability or failure to collect any sums due from Georgia Power or any other Payor shall in no event excuse Buyer from its payment obligations to Seller, or restrict Buyer’s right to dispute such amounts.

12.                                 In accordance with Section 6.05 of the Depositary Agreement, the parties agree for the benefit of the Collateral Agent that (i) the Lien granted herein shall not adversely affect the Collateral Agent’s Security Interest in the Account Collateral (including the Receipt Account as provided in the Depositary Agreement) on behalf of the Secured Parties, (ii) Seller acknowledges that it does not have any rights or interest in the Account Collateral other than with respect to the Murray Pledged Revenues or the Receipt Account, to the extent of the Murray Pledged Revenues in the Receipt Account, and (iii) the right of Seller to receive the Murray Pledged Revenues shall be in conformity with the Depositary Agreement.  In no event shall the Lien granted by Buyer to the Collateral Agent for the benefit of Seller extend beyond the Murray Pledged Revenues in the Receipt Account and the Receipt Account to the extent of the Murray Pledged Revenues. Pursuant to Section 4 above and Section 6.05 of the Depositary Agreement, the parties shall enter into one or more agreements with the Collateral Agent containing the foregoing provisions.

Billing & Payment:

Seller shall invoice Buyer by the tenth (10th) day of each month (commencing with July, 2005 for June business) for all charges due Seller and all sharing proceeds due Buyer.  Payment is due to Seller on or before the fifteenth (15th) day after Buyer’s receipt of such invoice.  If Buyer in good faith questions or contests the amount due Seller, Buyer shall pay Seller all amounts not in dispute.  At the time of withholding, Buyer shall provide Seller a written explanation of Buyer’s reasons for withholding payment.  In such event, Seller shall have the right and option to suspend deliveries until such dispute is resolved to Seller’s satisfaction.

Billing Disputes and Final Accounting:

If Buyer questions or contests the amount or propriety of any payment claimed by Seller to be due pursuant to this Agreement, Buyer shall make payment to

Seller of amounts not in dispute, but may withhold amounts disputed in good faith until after the settlement of such question or contest in accordance with this Section.  Notwithstanding the foregoing, Buyer shall not be entitled to withhold any Taxes paid by Seller which are, as between Buyer and Seller, the undisputed obligation of Buyer.  At the time of any such withholding, Buyer shall provide Seller with a written explanation of Buyer’s reasons therefore; provided, however, that the failure of Buyer to provide such explanation shall not alter its right to withhold unless Buyer also fails to provide such written explanation within five (5) Business Days of receipt of Seller’s written inquiry concerning such withholding.

In the event Buyer questions or contests the correctness of any charge or credit, Buyer shall provide Seller with written notice of such amount and the basis for Buyer’s question or contest.  Seller shall promptly review the questioned charge or credit and shall notify Buyer of any error in Seller’s determination of amounts owed by Buyer and issue an amended invoice in the amount of any payment that Buyer is required to make in respect of such redetermination.  If Buyer disputes in good faith Seller’s amended invoice amount, then the matter shall be resolved pursuant to the provisions for Arbitration as provided in Sections 20.2.1 and 20.2.2.2 of the Murray I PPA, as if such provisions were set forth herein.  To the extent Seller disagrees with Buyer’s basis for questioning the original invoice, Seller shall provide written explanation of its position.

Seller shall have until the end of one (1) year after the delivery of natural gas under this Agreement to correct any invoice for payment due for such natural gas and deliver a corrected invoice to Buyer.  Buyer shall have until the end of one (1) year after its receipt of any invoice to question or contest the correctness of any charge or credit made to Buyer on such invoice.  If Buyer has made payment under an invoice and thereafter questions or contests the correctness thereof, Seller shall not be required to refund any payment received from Buyer until such time as it is finally determined that Seller’s invoice was in error.

Other Terms and Conditions:

“This Agreement” consists of (a) the Letter Agreement, (b) Attachment “A” - Contract for Sales Transaction, (c) Attachment “B” - the NAESB Contract by and between Seller and Buyer dated                    , 2004 and (d) Attachment “C” - the Special Provisions Addendum.  For the avoidance of doubt, the provisions of paragraph 1 of the Letter Agreement apply to this Agreement.  The Buyer and Seller agree that no other confirmations (other than the Confirmation as described in such paragraph 1) are required to effect the Sales Transaction.

Miscellaneous Provisions:

All provisions hereof are subject to all valid state and federal laws, rules, orders and regulations of the FERC, and any state and federal agencies with jurisdiction over any or all of the subject matter of this Agreement.  Such laws, rules and regulations shall be presumed valid when issued and the Parties shall be entitled to act in accordance therewith until the same shall be invalidated by final non-appealable order of a court of competent jurisdiction.

Liability of either Party under or arising out of this Agreement shall be limited to actual, direct damages.  In no event shall either Party be liable to the other for consequential, incidental, indirect, punitive, exemplary, or special damages, lost profits or other business interruption damages, regardless of whether the claim for such damages is asserted under a theory of breach of agreement, tort, or any other theory of liability, and any claim to such damages is expressly waived.

This Agreement shall be governed by and construed under the laws of the State of Texas.

There are no third party beneficiaries to this Agreement.

Notwithstanding any provision of this Agreement, including the NAESB, Seller shall only be permitted to declare force majeure under this Agreement if the applicable force majeure event affects firm transportation and constitutes a force majeure event under an applicable pipeline tariff used to deliver natural gas to the Facility, or if such event is the result of an operational flow order that is not directed toward Seller’s failure to comply with the applicable pipeline tariff.  In each case Seller shall be excused from performance only so long as and to the extent that it is unable to reschedule transportation volumes on unaffected pipelines at no additional cost to Seller.

Buyer represents and warrants that the provisions of this Agreement in no way conflict with or violate its commitments and/or obligations of any other Agreement including but not limited to those with its lenders to which it and/or its parent, affiliates, and/or subsidiaries are a party.

EXHIBIT ’A’

Up to *****:  At *****

Up to *****: At *****

Up to *****: At *****

Up to *****: At *****

EXHIBIT ’B’

Example Pricing - Murray 1

Location	*****	*****	*****	*****	*****	*****	*****

*****	*****	*****	*****	*****	*****	*****	*****

*****	*****	*****	*****	*****	*****	*****	*****

*****	*****	*****	*****	*****	*****	*****	*****

					Total Price		*****

For illustrative purposes, the example above references ***** Also, certain pipelines adjust fuel rates seasonally.

*****

*** Certain information on this page has been omitted and filed separately with the SEC.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT ’C’

Sharing Associated with Least Cost Pathing on Pipelines Upstream of ETNG:

Seller will invoice on scheduled delivered volumes based upon the transportation paths shown in the Murray I Firm Deliveries table (under “Transportation Charges” above), but actually deliver according to the lowest cost transportation path available to Seller that will actually flow.  Seller will credit Buyer with ***** of the savings generated through use of the lowest available cost path that will flow against the pro-rata receipt points specified in the table herein.  Such credit shall be reflected as a separate line item in Seller’s monthly invoice to Buyer.  For purposes hereof, “savings” shall be calculated by way of example on the attached Exhibit ’B’.  Seller makes no warranty or representation that there will be any “savings” resulting from these activities.

Example Sharing - Murray 1

Location	*****	*****	*****	*****	*****	*****	*****

*****	*****	*****	*****	*****	*****	*****	*****

*****	*****	*****	*****	*****	*****	*****	*****

*****	*****	*****	*****	*****	*****	*****	*****

					Share Price		*****

Assuming a daily delivery of ***** SEM would share ***** of the ***** Buyer, or *****

Note: Example sharing is based on the actual SEM dispatch to Murray 1. For illustrative purposes, we have assumed 75% actual ***** and ***** Actual sharing will vary based on SEM’s actual daily dispatch.

For illustrative purposes, the example above references ***** Also, certain pipelines adjust fuel rates seasonally.

Pricing will utilize fuel rates applicable to the month of flow

Sharing Associated with remarketing ETNG firm transportation:

SEM shall share with Buyer ***** of any gross profits associated with Seller’s remarketing Buyer’s firm transportation capacity on ETNG.  For purposes hereof, “gross profits” shall be calculated as follows:  *****. Seller makes no warranty or representation that there will be any “gross profits” resulting from these activities.

*** Certain information on this page has been omitted and filed separately with the SEC.  Confidential treatment has been requested with respect to the omitted portions.

Attachment C

SPECIAL PROVISIONS TO NAESB BASE CONTRACT

Sequent Energy Management, L.P., a Georgia limited partnership (“Sequent”), and KGen Murray I and II LLC (“Counterparty”) hereby agree effective as of the        day of                           , 2004, to the following special provisions (“Special Provisions”) to the NAESB Base Contract for Sale and Purchase of Natural Gas (“Base Contract”), which hereby modifies and amends the Base Contract dated and effective as of the date hereof between Sequent and Counterparty.  Unless specifically agreed otherwise in a Transaction Confirmation, the Base Contract, as modified by these Special Provisions, shall apply to all transactions for the purchase and sale of Gas between the parties.  All capitalized terms not otherwise defined herein shall have the meaning set forth in the Base Contract.

1.                                       Section 10.1 is hereby amended by adding the following to the end of Section 10.1:

Notwithstanding the foregoing, Sequent agrees not to demand Adequate Assurance of Performance unless and until Sequent determines that the amount which would be owed by the Counterparty pursuant to Section 10.3.1 of the Base Contract is in excess of *****  (the “Exposure Threshold”); provided, however, that Sequent reserves the right to reduce the Exposure Threshold at any time upon five (5) Business Days prior notice to Counterparty to a lesser amount as determined by Sequent in its sole discretion.  Sequent shall notify the Counterparty when the Exposure Threshold is approximately ***** or approximately within ***** of the “Exposure Threshold” if it has been adjusted.

2.                                       The following is added at the end of Subsection 10.2 (viii) and before the remainder of Section 10.2:

“or (ix) breach any material covenant or obligation herein or in any guaranty provided on behalf of such party (other than any covenant or obligation listed as a specific Event of Default) provided such failure is not remedied within 10 Days following Notice of such failure;”

3.                                       Section 10.5 is hereby deleted in its entirety and replaced with the following:

The parties specifically agree that this Contract and all transactions pursuant hereto are “forward contracts” as such term is defined in 11 U.S.C. § 101(25) of the United States Bankruptcy Code and that each party is a “forward contract merchant” as such term is defined in Section 101(26) of the United States Bankruptcy Code.  Each party further agrees that the other party is not a “utility” as such term is used in 11 U.S.C. Section 366, and each party agrees to waive and not to assert the applicability of the provisions of 11 U.S.C. Section 366 in any bankruptcy proceeding involving such party.  In addition, each party agrees that alternative market sources of gas are available.

*** Certain information on this page has been omitted and filed separately with the SEC.  Confidential treatment has been requested with respect to the omitted portions.

4.                                       The following additional language is added in Section 14.1 immediately prior to “, or (ii)”: “and Seller shall reasonably cooperate with Buyer and its lenders in the execution of a reasonable and customary consent agreement relating to such assignment and acceptable to both Sequent and Counterparty”.

5.                                       The following new Section 14.12 is added at the end of Section 14:

When Counterparty enters into a transaction with Sequent, Sequent may be acting as principal for its own account or representing one of our affiliated utilities which include Atlanta Gas Light Company, Chattanooga Gas Company or Virginia Natural Gas, Inc., provided that regardless of whether it is representing one of its affiliated utilities, the obligations of Sequent are the same as if it had entered into such transaction for its own account.

IN WITNESS WHEREOF, the parties have executed these Special Provisions to supplement and, where applicable, to modify and supersede the Base Contract by and between the parties.

SEQUENT ENERGY MANAGEMENT, L.P.		KGEN MURRAY I AND II LLC

By:	/s/ RICHARD T. O’BRIEN	By:	/s/ GERALD K. LINDNER

Name:	Richard T. O’Brien	Name:	Gerald K. Lindner

Title:	CEO	Title:	CEO